UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 21, 2004

Commission File No.	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification Number
1-8180	TECO ENERGY, INC. (a Florida corporation) TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111	59-2052286

1-5007	TAMPA ELECTRIC COMPANY (a Florida corporation) TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111	59-0475140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01: Other Events

On September 21, 2004, the Florida Public Service Commission (FPSC) voted to reduce the amounts collected by Tampa Electric Company through the fuel adjustment clause for water transportation services for coal and petroleum coke provided by subsidiaries of TECO Transport Corporation. Tampa Electric and TECO Transport are subsidiaries of TECO Energy, Inc. Annually, the reduction is estimated to be in a range of $14 million to $16 million pre-tax, or $8 million to $10 million after-tax, continuing as long as the contract is in effect, depending on a variety of factors. This decision does not require Tampa Electric to rebid, nor does it prohibit Tampa Electric from rebidding, the water transportation and terminal services contract, which expires on December 31, 2008.

The FPSC is expected to issue a final order on this matter within the next several weeks. The final order will be followed by a 15-day appeal period during which parties to the proceeding can seek a rehearing and subsequently appeal the FPSC decision. Tampa Electric is currently evaluating its options relating to this decision.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2004	TECO ENERGY, INC.
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Executive Vice President
and Chief Financial Officer (Principal Financial Officer)

Date: September 22, 2004	TAMPA ELECTRIC COMPANY
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Executive Vice President
and Chief Financial Officer (Principal Financial Officer)

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